Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Melissa A. Rosal
U.S. Bank National Association
190 S. LaSalle Street, 7th Floor
Chicago, Illinois 60603
(312) 332-7496
(Name, address and telephone number of agent for service)

AEP TEXAS CENTRAL TRANSITION
AEP TEXAS CENTRAL COMPANY	FUNDING III LLC
(Exact name of Registrant and Sponsor as specified in its charter)	(Exact name of Registrant and Issuing Entity as specified in its charter)

TEXAS	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

76-0830689	45-4223169
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1 RIVERSIDE PLAZA COLUMBUS, OHIO 43215 (614) 716-1000	539 NORTH CARANCAHUA ST, SUITE 1700 CORPUS CHRISTI, TEXAS 78401 (361) 881-5399

Senior Secured Transition
Bonds
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Item 3.	Voting securities of the trustee.
Not applicable.

Item 4.
Trusteeships under other indentures.If the trustee is a trustee under another indenture under which any other securities, of certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a)  Title of the securities outstanding under each such other indenture.

AEP Texas Central Transition Funding LLC, Series 2002-1 Transition Bonds issued under an indenture dated as of February 7, 2002.

(b)  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Amounts received with respect to the Series 2002-1 Transition Bonds and the Senior Secured Transition Bonds are secured by separate pari passu collateral and neither the Series 2002-1 Transition Bonds nor the Senior Secured Transition Bonds will have access to the other bond’s funds, as agreed upon in the amended and restated intercreditor agreement, expected to be dated as of the same date as the Indenture.

Items 5-15	Items 5-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.

9.	Foreign trustees are required to file a consent to serve of process of Form F-X [§269.5 of this chapter]. Not applicable.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 17th of February, 2012.

By:	/s/ Melissa A. Rosal
Melissa A. Rosal
Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

CURRENCY BUREAU
SEAL
OF THE
Comptroller
OF THE
CURRENCY
TREASURY DEPARTMENT

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 17, 2012

By:	/s/ Melissa A. Rosal
Melissa A. Rosal
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2011

($000’s)

12/31/2011
Assets
Cash and Balances Due From	$13,960,499
Depository Institutions
Securities	69,485,200
Federal Funds	11,887
Loans & Lease Financing Receivables	204,182,862
Fixed Assets	5,472,961
Intangible Assets	12,446,662
Other Assets	24,910,739
Total Assets	$330,470,810
Liabilities
Deposits	$236,091,541
Fed Funds	7,936,151
Treasury Demand Notes	0
Trading Liabilities	377,634
Other Borrowed Money	34,507,710
Acceptances	0
Subordinated Notes and Debentures	5,945,617
Other Liabilities	10,944,902
Total Liabilities	$295,803,555
Equity
Minority Interest in Subsidiaries	$1,926,211
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,589,521
Total Equity Capital	$34,667,255

Total Liabilities and Equity Capital	$330,470,810